Exhibit 14(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Mercury Funds II on Form N-14 of our report dated July 8, 2003 appearing in the May 31, 2003 Annual Report of Merrill Lynch International Equity Fund, in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the references to us under the caption “COMPARISON OF THE FUNDS — Financial Highlights” and “INDEPENDENT AUDITORS” appearing in the Proxy Statement and Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey May 19, 2004